                           INDIVIDUAL FLEXIBLE PREMIUM
                            VARIABLE ANNUITY CONTRACT

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                        Hartford, Connecticut 06104-2999
           (a stock life insurance company, herein called the Company)

We will pay the first of a series of Annuity payments to the Payee as of the Annuity Commencement Date, if You, the Annuitant, or the Joint Annuitant, if any, are living. The manner in which the dollar amount of annuity payments is determined is described in this contract.

This contract is issued in consideration of the payment of the initial premium payment.

This contract is subject to the laws of the jurisdiction where it is delivered.

The Contract Specifications on Page 3 and the conditions and provisions on this and the following pages are part of the contract.

RIGHT TO EXAMINE CONTRACT

We want You to be satisfied with the contract You have purchased. We urge You to closely examine its provisions. If for any reason You are not satisfied with Your purchase, You may cancel the contract by returning the contract within ten days after You receive it. A written request for cancellation must accompany the contract. In such event, We will pay You an amount equal to the sum of the Contract Value and any Premium Taxes as of the date of cancellation. You bear only the investment risk during the period prior to Our receipt of request for cancellation.

Signed for the Company

         /s/ CHRISTINE HAYER REPASY            /s/ THOMAS M. MARRA

     Christine Hayer Repasy, SECRETARY      Thomas M. Marra, PRESIDENT

PREMIUM PAYMENTS ARE FLEXIBLE AS DESCRIBED HEREIN.

NONPARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SUB-ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. DETAILS OF THE VARIABLE PROVISIONS ARE DESCRIBED UNDER VALUATION PROVISIONS, PAGES 6 AND 7.

                                [HARTFORD LOGO]

LA-NCDSC03                                                    PRINTED IN U.S.A.
                                                                     B707R0.FRM

                                TABLE OF CONTENTS

                                                                          PAGE

Contract Specifications                                                      3

Definition of Certain Terms                                                  4

Premium Payments                                                             6

Valuation Provisions                                                         6

Transfer Between Sub-Accounts Provision                                      7

Contract Control Provisions                                                  8

General Provisions                                                           8

Surrenders                                                                  10

Death Benefits                                                              11

Settlement Provisions                                                       13

Annuity Tables                                                              16


LA-NCDSC03                     Page 2                         PRINTED IN U.S.A.
                                                                     B708R0.FRM

                                          CONTRACT SPECIFICATIONS

CONTRACT NUMBER                    [ SPECIMEN ]           CONTRACT ISSUE DATE                         [ SEPTEMBER 8, 2002 ]
NAME OF ANNUITANT                  [ JAMES SCOTT ]        ANNUITY COMMENCEMENT DATE                     [ JANUARY 1, 2032 ]
ANNUITANT AGE                      [ 35 ]                 INITIAL PREMIUM PAYMENT                               [ $10,000 ]
ANNUITANT SEX                      [ MALE ]               MINIMUM SUBSEQUENT PAYMENT                               [ $500 ]
CONTINGENT ANNUITANT               [ PAUL SCOTT ]
DESIGNATED BENEFICIARY             [ ANN SCOTT ]
CONTRACT OWNER                     [ JAMES SCOTT ]


                                        DESCRIPTION OF BENEFITS

                             INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY CONTRACT

SEPARATE ACCOUNT:                   [ HARTFORD LIFE INSURANCE COMPANY
                                      SEPARATE ACCOUNT TWO ]


ANNUAL MAINTENANCE FEE:                                       $0 IF THE  CONTRACT  VALUE IS  $50,000 OR MORE ON THE
                                                              CONTRACT ANNIVERSARY.

                                                              $30 IF THE CONTRACT VALUE IS LESS THAN $50,000
                                                              ON THE CONTRACT ANNIVERSARY AND WHEN THE CONTRACT
                                                              IS FULLY SURRENDERED.

MORTALITY AND EXPENSE RISK CHARGE:                            [1.60%] PER ANNUM OF THE DAILY CONTRACT VALUE.

ADMINISTRATION CHARGE:                                        [0.25%] PER ANNUM OF THE DAILY CONTRACT VALUE.

HL-NCDSC03-3                    Page 3                        PRINTED IN U.S.A.

DEFINITION OF CERTAIN TERMS

ACCOUNT - Any of the Sub-Accounts.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of a Sub-Account of this contract before annuity payments begin.

ADMINISTRATIVE OFFICE OF THE COMPANY - Currently located at 200 Hopmeadow St., Simsbury, CT. All correspondence concerning this contract should be sent to our mailing address: Attn: Hartford Life Investment Product Services, P.O. Box 5085, Hartford, CT 06102-5085.

ANNUAL MAINTENANCE FEE - An amount which, depending on the amount of the Contract Value, may be deducted from the value of the contract on the Contract Anniversary and upon full surrender of this contract. The Annual Maintenance Fee is shown on Page 3.

ANNUITANT - The person on whose life this contract is issued. The Annuitant may not be changed. Also, see Contingent Annuitant and Joint Annuitant.

ANNUITY CALCULATION DATE - The date on which the first annuity payment will be calculated. It will be no more than five Valuation Days prior to the Annuity Commencement Date.

ANNUITY COMMENCEMENT DATE - The date on which Annuity payments begin as described under Settlement Provisions in this contract.

ANNUITY PAYMENT FREQUENCY - The frequency with which annuity payments will be made. The frequencies available are monthly, quarterly, semi-annual, and annual.

ANNUITY UNIT - An accounting unit of measure used to calculate the value of annuity payments under a variable annuity option.

ANNUITY UNIT FACTOR - A factor that neutralizes the Assumed Investment Return ("AIR") when determining the Annuity Unit Value. When the AIR is 3%, the daily factor is 0.999919. When the AIR is 5%, the daily factor is 0.999866. And when the AIR is 6%, the daily factor is 0.999840.

ASSUMED INVESTMENT RETURN - The investment return upon which the variable annuity payments in this contract will be based. The annual rates available are 3%, 5%, and 6%. You may select one of these rates prior to the Annuity Commencement Date.

BENEFICIARY - The person(s) entitled to receive benefits as per the terms of the contract in case of the death of the Contract Owner or Annuitant, as applicable.

COMMUTED VALUE - The present value of the remaining guaranteed annuity payments.

CONTINGENT ANNUITANT - The person that You may designate who, upon the Annuitant's death, prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ANNIVERSARY - An anniversary of the Contract Issue Date.

CONTRACT ISSUE DATE - The date as of which the contract is established for You by Us. The Contract Issue Date is shown on Page 3.

CONTRACT OWNER - The owner(s) or holder of the contract.

NCDSC03-4/5                    Page 4                         PRINTED IN U.S.A.
                                                                     B681R0.FRM

CONTRACT VALUE - The aggregate value of the Sub-Accounts on any Valuation Day.

CONTRACT YEAR - A period of 12 months commencing with the Contract Issue Date or any other anniversary thereafter.

DUE PROOF OF DEATH - A certified copy of a death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

FUNDS - The securities which underlie Your Sub-Accounts.

GENERAL ACCOUNT - All of Our assets other than those allocated to the Separate Account.

INTERNAL REVENUE CODE - The United States Internal Revenue Code of 1986, as amended or any successor law.

INTERNAL REVENUE SERVICE - The United States Internal Revenue Service or any successor agency.

JOINT ANNUITANT - Upon annuitization, a person other than the Annuitant on whose continuation of life annuity payments may be made. The contract will have a Joint Annuitant only if the annuity settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

PAYEE - The person, designated by You, to whom annuity payments will be made.

PREMIUM TAX - The amount of tax, if any, charged by a federal, state, or other governmental entity on premium payments or Contract Values. On any contract subject to a Premium Tax, We may deduct the tax at the time We pay the tax to the applicable taxing authorities, at the time the contract is surrendered or on the Annuity Commencement Date. If We deduct the tax after Your premium payments have been applied to the Accounts, the tax will be deducted from the Accounts on a pro-rata basis.

SEPARATE ACCOUNT - An account that We established to separate the assets funding the variable benefits for this type of contracts from the other assets of the Company. The assets in the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. The name of the Separate Account is shown on Page 3.

SUB-ACCOUNT - The subdivisions of the Separate Account which are used to allocate Your Contract Value among the corresponding Funds.

SURRENDER VALUE - The Contract Value prior to the Annuity Commencement Date, less any applicable Premium Taxes, and/or Annual Maintenance Fee.

VALUATION DAY - Every day the New York Stock Exchange is open for trading. The value of the Separate Account is determined at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on such days.

VALUATION PERIOD - The period of time between the close of business on successive Valuation Days.

WE, US, OUR - The company referred to on the first page of this contract.

YOU, YOUR - The Contract Owner(s).

NCDSC03-4/5                    Page 5                         PRINTED IN U.S.A.
                                                                     B682R0.FRM

PREMIUM PAYMENTS

PREMIUM PAYMENTS

Premium payments are payable at the Administrative Office of the Company. Payments may be made by check or by any other method that We deem acceptable.

The initial premium payment is shown on Page 3. This is a flexible premium annuity. We may accept additional payments. The additional payments must be at least equal to the minimum subsequent premium payment shown on Page 3. Our approval is required for any premium payment if the aggregate of all premium payments received from You under all deferred variable annuity contracts issued by Us or Our affiliates then equals or exceeds $1,000,000.

ALLOCATION OF PREMIUM PAYMENTS

Premium payments, minus any applicable Premium Tax We may deduct, will be allocated to each Sub-Account according to Our minimum amount(s) then in effect. Any subsequent premium payments will be allocated to Sub-Accounts in accordance with the most recent premium allocation instructions that We received.

VALUATION PROVISIONS

NET PREMIUM PAYMENTS

The net premium payment is equal to the premium payment minus any applicable Premium Taxes We may deduct, and is applied to purchase Accumulation Units with respect to the Sub-Account(s) that You have selected.

The number of Accumulation Units credited to each Sub-Account is determined by dividing the net premium payment allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. This is computed in compliance with Securities and Exchange Commission regulations. The number of Accumulation Units so determined will not be affected by any subsequent change in the value of such Accumulation Units. The Accumulation Unit value in any Sub-Account may increase or decrease from day to day as described below.

NET INVESTMENT FACTOR

The net investment factor for each of the Sub-Accounts is equal to:
a) the net asset value per share plus applicable distributions per share of the corresponding Fund at the end of the Valuation Period; divided by
b) the net asset value per share of the corresponding Fund at the beginning of the Valuation Period; multiplied by
c) the daily expense factor for mortality and expense risk charge, any applicable administration charge shown on page 3, and the charge for elected optional riders, if any, adjusted for the number of days in the Valuation Period.

ACCUMULATION UNIT VALUE

The value of an Accumulation Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
(a) the value of the Accumulation Unit for that Sub-Account as of the preceding Valuation Day by
(b) the net investment factor for that Sub-Account for the Valuation Day for which the Accumulation Unit value is being calculated.

The value of the Sub-Account as of each Valuation Day is then determined by multiplying:
(a) the number of Accumulation Units in that Sub-Account by
(b) the Accumulation Unit value as of that Valuation Day.

NCDSC03-6/7                    Page 6                         PRINTED IN U.S.A.
                                                                     B683R0.FRM

ANNUITY UNIT VALUE

The value of an Annuity Unit for each Sub-Account of the Separate Account will vary to reflect the investment experience of the applicable Funds. It will be determined by multiplying:
a) the value of the Annuity Unit for that Sub-Account as of the preceding Valuation Day; by
b) the net investment factor for that Sub-Account for the Valuation Day for which the Annuity Unit value is being calculated; and by
c) the Annuity Unit Factor.

ANNUAL MAINTENANCE FEE

During each year that this contract is in force prior to the Annuity Commencement Date, the Annual Maintenance Fee, if applicable, will be deducted on the Contract Anniversary and upon full surrender of the contract. The fee will be charged against the Contract Value by reducing the number of Accumulation Units from the Sub-Accounts held as of that date. The fee will be charged on a pro-rate basis with respect to each active Sub-Account. The number of Accumulation Units deducted from each Sub-Account is determined by dividing the pro-rata portion of the Annual Maintenance Fee by the value of an Accumulation Unit for the applicable Sub-Account.

TRANSFERS BETWEEN SUB-ACCOUNTS

TRANSFER BETWEEN ACCOUNTS

You may transfer Contract Values held in the Accounts into other Accounts before and after Annuity Commencement Date. However, We may establish, from time to time, restrictions, policies, and procedures relating to transfers between Accounts, which We may modify or terminate at any time. We may, according to Our then current policies and procedures, restrict or terminate Your transfer privileges if We determine, in Our sole discretion, that You have engaged in a pattern of transfers that is disadvantageous or potentially harmful to other Contract Owners.

We may establish, from time to time, restrictions, policies, and procedures, which We may modify or terminate at any time, relating to transfers between Accounts that We determine are competing investment choices. We may, according to Our then current policies and procedures, restrict or terminate Your ability to transfer Contract Values between any Accounts that We determine are competing investment choices. We may also establish time periods during which We may restrict or terminate Your ability to transfer any Contract Values into an Account if, during the time period We establish, Contract Values were transferred out of a competing investment choice of such Account.

The right to make transfers between sub-Accounts is subject to modification if We determine, in Our opinion, that exercising that right by one or more Contract Owners is, or would be, to the disadvantage of other Contract Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to:
a) the requirement of a minimum time period between each transfer;
b) not accepting transfer requests of an agent acting under a power of attorney or on behalf of more than one Contract Owner, or
c) limiting the dollar amount that may be transferred between the Sub-Accounts by a Contract Owner at any one time.

Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by Us to be to the disadvantage of other Contract Owners.

No transfers may be made between Sub-Accounts and the General Account after Annuity Commencement Date.

NCDSC03-6/7                    Page 7                         PRINTED IN U.S.A.
                                                                     B684R0.FRM

CONTRACT CONTROL PROVISIONS

ANNUITANT, CONTINGENT ANNUITANT, CONTRACT OWNER
The Annuitant may not be changed.

The designations of Contract Owner and Contingent Annuitant will remain in effect until You change them. The designation of the Contract Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of the Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named and the Contract Owner/Annuitant's spouse is a Beneficiary, the Contract Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant. In any other situation, if no Contingent Annuitant has been named, the Contract Owner (or in the case of joint Contract Owners, the younger Contract Owner) will be presumed to be the Contingent Annuitant provided that the Contract Owner is not the Annuitant. The Contract Owner may waive this presumption.

OWNERSHIP

You have the sole power to exercise all the rights, options, and privileges granted by this contract or permitted by us and to agree with Us to any change in or amendment to the contract. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Contract Owners, each Contract Owner alone may exercise all rights, options, and privileges, except with respect to the surrender, partial surrender, selection of an annuity option, and change of ownership.

BENEFICIARY

The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed during the lifetime of the Annuitant by written notice to Us at the Administrative Office of the Company. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed, whether or not the Annuitant or Contract Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.

Subject to any tax qualification requirements under the Internal Revenue Code, Our then policies and procedures, and subject to the paragraph entitled "Distribution Requirements" of this contract, a Beneficiary may designate another individual or entity to receive, upon the death of the Beneficiary, any remaining interest of the Beneficiary in the contract.

GENERAL PROVISIONS

THE CONTRACT

This contract and the endorsements or riders, if any, constitute the entire contract

FUND MODIFICATION

We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate, or substitute any investment options offered under the contract.

CONTRACT MODIFICATION

No modification of this contract shall be made without the signature of Our President, a Senior Vice President, Executive Vice President, or Assistant Vice President. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the contract to any federal or state statute. No modification will affect the method by which the Contract Value will be determined.

MINIMUM VALUE STATEMENT

Any Surrender Values, Death Benefits, or settlement provisions available under this contract equal or exceed those required by the state in which the contract is delivered.

NCDSC03-8/9                    Page 8                         PRINTED IN U.S.A.
                                                                     B685R0.FRM

NON-PARTICIPATION

This contract does not share in Our surplus earnings. That portion of the assets of the Separate Account equal to the reserves and other contract liabilities of the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct.

MISSTATEMENT OF AGE AND GENDER

If the age or gender of the Annuitant has been misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable.

If the age of the Annuitant or Contract Owner has been misstated, the amount of any Death Benefit payable will be determined based upon the correct age of the Annuitant or Contract Owner.

INCONTESTABILITY

We cannot contest this Contract.

REPORTS TO THE CONTRACT OWNER

You will be sent copies of any shareholder reports of the Funds and of any other notices, reports or documents required by law to be delivered to You. At least annually, a statement of the Contract will be sent to You.

VOTING RIGHTS

We will notify You of any Fund shareholder's meetings at which the shares held for Your account may be voted. We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract Owners. We will vote the Fund shares held by Us in accordance with the instructions received from Contract Owners. You may attend any meeting, where shares held for Your benefit, will be voted.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account. After annuity payments begin, the number of votes will decrease.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

At Our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any other form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

PROOF OF SURVIVAL

The payment of any Annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.

TAX QUALIFICATION

This contract is intended to qualify as an annuity contract for federal income tax purposes. To that end, the provisions of this contract are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this contract to conform to any changes in the tax qualification requirements under the applicable provisions of the Internal Revenue Code.

NCDSC03-8/9                    Page 9                         PRINTED IN U.S.A.
                                                                     B686R0.FRM

SURRENDERS

FULL SURRENDER PRIOR TO THE ANNUITY COMMENCEMENT DATE

At any time prior to the Annuity Commencement Date, You have the right to terminate the contract by submitting a written request to Us at the Administrative Office of the Company. In such event, the Surrender Value of the contract may be taken in the form of a cash settlement.

The Surrender Value of the contract is equal to the Contract Value less:
(a) any applicable Premium Taxes not previously deducted; and
(b) the Annual Maintenance Fee as specified on Page 3.

PARTIAL SURRENDERS PRIOR TO THE ANNUITY COMMENCEMENT DATE

You may request, in writing, or other means acceptable to Us, a partial surrender of Contract Values at any time prior to the Annuity Commencement Date provided the Contract Value remaining after the surrender is at least equal to Our minimum amount rules then in effect. If the remaining Contract Value following such surrender is less than Our minimum amount rules, We will terminate the contract and pay the Surrender Value.

SURRENDERS AFTER THE ANNUITY COMMENCEMENT DATE

You may surrender all or portions of Your contract attributable to Period Certain payments if You selected an annuity under Option 3 (Life Annuity with Payments for a Period Certain), Option 5 (Joint Life Annuity with Payments for a Period Certain), or Option 6 (Payments for a Period Certain).

We pay You the Commuted Value of the amounts surrendered that We would have paid during the Period Certain. Your surrender must occur during the Period Certain.

For Options 5 and 6, on the date the Period Certain would have expired had it not been surrendered and if the Annuitant is living, annuity payments will resume ceasing with the last payment due prior to the death of the Annuitant.

To calculate the Commuted Value for variable annuity payments, We will use the AIR elected by You and the Annuity Unit Value(s) on the date We receive a fully completed request for surrender. To calculate the Commuted Value for fixed dollar payments, We will use an interest rate We determine at Our discretion.

PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT

Payment on any request for surrender will be made as soon as possible and with respect to Contract Values in the Sub-Accounts, within seven days after the written request is received by Us in good order. However, such payment may be subject to postponement:
(a) for any period during which the New York Stock Exchange is closed or during which trading on the New York Stock Exchange is restricted;
(b) for any period during which an emergency exists as a result of which (i) disposal of the securities held in the Sub-Accounts is not reasonably practicable, or (ii) it is not reasonably practicable for the value of the net assets of the Separate Account to be fairly determined; and

(c) for such other periods as the Securities and Exchange Commission may, by order, permit for the protection of the Contract Owners. The conditions under which trading shall be deemed to be restricted or any emergency shall be deemed to exist shall be determined by rules and regulations of the Securities and Exchange Commission.

NCDSC03-10/11                  Page 10                        PRINTED IN U.S.A.
                                                                     B687R0.FRM

DEATH BENEFITS

DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

We pay a Death Benefit before the Annuity Commencement Date if one of the following conditions is met: If the Contract Owner dies, and:
a) the joint Contract Owner is living, the joint Contract owner will become the Beneficiary. In this case, the rights of the designated Beneficiary are voided.
b) there is no surviving joint Contract Owner, the designated Beneficiary will be the Beneficiary.
c) no Beneficiary designation is in effect or the designated Beneficiary has predeceased the Contract Owner, the Contract Owner's estate shall be the Beneficiary.

If the Annuitant dies, and:
a) is also the sole Contract Owner, the designated beneficiary will be the Beneficiary.
b) both the Contract Owner and the Contingent Annuitant are living, the Contingent Annuitant will become the Annuitant. The contract will continue.
c) the Contract Owner is living, and there is no Contingent Annuitant or the Contingent Annuitant is not living, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.
d) the contract is owned by a corporation or other entity, the Contract Owner will be the Beneficiary. In this case, the rights of the designated Beneficiary are voided.

DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

If provided under the annuity option You select, We pay a Death Benefit after the Annuity Commencement Date to the Beneficiary.

If the Annuitant dies, the Contract Owner will be the Beneficiary, and the rights of the designated Beneficiary are voided. If the Annuitant who is also the Contract Owner dies, the designated Beneficiary will be the Beneficiary.

If the Contract Owner dies, and the Annuitant is living, the designated Beneficiary will become the Contract Owner.

CALCULATION OF THE DEATH BENEFIT

If a Death Benefit is payable before the Annuity Commencement Date, the Death Benefit payable will be calculated as of the date We receive written notification of Due Proof of Death at the Administrative Office of the Company.

If a Death Benefit is payable after the Annuity Commencement Date, the Death Benefit will be calculated as of the date We receive both written notification of Due Proof of Death and settlement instructions as in the manner described in the settlement option then in effect.

If the calculated Death Benefit exceeds the Contract Value, the difference will be allocated to the Sub-Accounts(s) in accordance with the last Sub-Account allocation instructions received from the Contact Owner. During the time period between Our receipt of written notification of Due Proof of Death and Our receipt of complete settlement instructions from each Beneficiary, the calculated Death Benefit amount will be subject to market fluctuations.

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable is equal to the greater of:
a) Surrender Value, or
b) the greatest Death Benefit payable under any rider or endorsement made part of this contract.

LIMITATIONS ON THE DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit before the Annuity Commencement Date under this contract and any riders or endorsements is limited if the death of one person results in death benefits payable under one or more deferred variable annuity contracts that are issued by Us or Our affiliates, have aggregate premium payments of $5,000,000 or more, and have a provision that limits the amount of payable death benefits.

NCDSC03-10/11                  Page 11                        PRINTED IN U.S.A.
                                                                     B688R0.FRM

If You purchase one or more contracts with an initial premium payment of $5,000,000 or more, the aggregate death benefits cannot exceed:
a) the aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or
b) the aggregate Contract Value plus $1 million.

If You purchase one or more contracts with an initial premium payment of less than $5,000,000, but You add premium payments or purchase additional contracts such that premium payments under the contracts aggregate to $5,000,000 or more, the aggregate death benefits cannot exceed:
c) the aggregate premium payments, modified by adjustments for partial surrenders under all applicable contracts and associated riders; or
d) the aggregate Contract Value plus $1 million; or
e) the aggregate Contract Value plus the sum of the death benefits in excess of the aggregate Contract Value payable at the time aggregate premium payments first exceeded $5,000,000.

These limitations are applied to multiple contracts in proportion to the death benefit payable on each contract. Any death benefits limited under Section (e) above are applied to multiple contracts so that the death benefit under each contract does not exceed the death benefit otherwise payable without any limitation under this provision.

For the purposes of this provision, contracts purchased on the same day are considered one contract.

SETTLEMENT OF THE DEATH BENEFIT

The Death Benefit may be taken in one sum or under any of the settlement options then being offered by Us subject, however, to the Distribution Requirements below. The Beneficiary may elect any available settlement option unless the Contract Owner has designated the settlement option for that Beneficiary. The available settlement options include any of the annuity options under this contract or any other options then being offered by Us. If payment is taken in one sum, an interest-bearing draft account ("Safe Haven Account") will be offered and maintained until the entire balance is withdrawn. The Safe Haven Account is part of the General Account. The minimum draft writing amount and remaining balance must be at least equal to the minimum amounts according to Our rules then in effect. If the remaining balance falls below Our minimum amount rules, the Safe Haven Account will terminate and We will pay the remaining balance in one sum.

As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions. If the date of receipt of complete instructions falls on a non-valuation Day, the amount will be computed on the next Valuation Day.

When payment is taken in one sum, payment will be made within 7 days of Our receipt of complete instructions, except when we pare permitted to defer such payment under the Investment Company Act of 1940.

DISTRIBUTION REQUIREMENTS

Subject to the Alternative Election or Spouse Beneficiary provisions below,
a) if any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract will be distributed within five years after such death; and
b) if any Contract Owner dies on or after the Annuity Commencement Date, and before the entire interest in the contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

If the Contract Owner is not an individual, then for purposes of the preceding paragraph a or b, the primary Annuitant will be treated as the Contract Owner.

NCDSC03-12/13                  Page 12                        PRINTED IN U.S.A.
                                                                     B689R0.FRM

ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS

If any portion of the interest of a Contract Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Contract Owner's death to have the benefit distributed over a period that:
a) does not extend beyond such Beneficiary's life (or life expectancy); and
b) does commence within one year of the Contract Owner's date of death, then for purposes of satisfying the Distribution Requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin.

SPOUSE BENEFICIARY

If the Contract Owner's spouse becomes a Beneficiary by reason of the Contract Owner's death and the Annuitant (or Contingent Annuitant, if applicable) is alive, that portion of the contract for which the spouse is the Beneficiary will continue with the spouse as the Contract Owner, unless the spouse elects to be paid a Death Benefit option. This provision will apply only once with respect to this contract.

If the contract continues with the spouse as the Contract Owner, the death benefit will be calculated on receipt of Due Proof of Death. If the Contract Value is less than the calculated death benefit amount, the Contract Value will be increased appropriately.

SETTLEMENT PROVISIONS

ANNUITY COMMENCEMENT DATE

The Annuity Commencement Date is shown on Page 3. You may change the date by notifying Us within 30 days prior to the Annuity Commencement Date. This date will not be deferred beyond the Valuation Date immediately following the later of:
a) the Annuitant's 90th birthday; or
b) the end of the tenth Contract Year unless the Contract Owner elects a later Annuity Commencement Date subject to laws and regulations then in effect and Company approval.

If this contract is issued to the trustee of a charitable remainder trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

ELECTION OF ANNUITY OPTION

You may elect, in writing, any one of the annuity options described below (except the seventh option - Annuity Proceeds Settlement Option) or any annuity option then being offered by Us. The annuity option may not be changed on or after the Annuity Commencement Date.

In the absence of an election by You, the Contract Value will be used to calculate an annuity under the Third Option (Life Annuity with 10 Years Period Certain). Annuity payments will be variable depending on the allocation of Your Accounts at the time annuity payments begin. Variable dollar annuity payments will be based on an assumed investment return according to state law.

Some of the options may not be available if this contract is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) will be available only if the guaranteed payment period is not greater than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under applicable Internal Revenue Service tables.

NCDSC03-12/13                  Page 13                        PRINTED IN U.S.A.
                                                                     B690R0.FRM

ELECTION OF ANNUITY PAYMENT FREQUENCY

You may elect the Annuity Payment Frequency. Available Annuity Payment Frequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, annuity payments will be made monthly. Annuity payments will be made according to the Annuity Payment Frequency selected.

ANNUITY CALCULATION DATE

The Annuity Calculation Date will be no more than five Valuation Days prior to the Annuity Commencement Date. You may elect a variable annuity, a fixed dollar annuity or a combination fixed dollar and variable annuity. You cannot change this election on or after the Annuity Commencement Date.

If You elect a variable annuity, the Contract Value (less applicable Premium Taxes) is applied pro-rata to Your selected Sub-Account(s). If You elect a fixed dollar annuity, Contract Values will be applied to the General Account.

VARIABLE ANNUITY PAYMENTS - The contract contains tables indicating the minimum dollar amount of the first monthly payment under the optional forms of annuity for each $1,000 of value of a Sub-Account under the contract. The first monthly payment varies according to the variable annuity payment option selected.

The first annuity payment is computed using the value of the Annuity Units as of the Annuity Calculation Date.

If You elect variable annuity payments, Your election must specify the Assumed Investment Return upon which Your payments are to be based. The available rates are 3%, 5%, and 6%.

The first annuity payment is payable on the Annuity Commencement Date. The remaining annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date based on the elected Annuity Payment Frequency.

The amount of the first variable annuity payment is divided by the Annuity Unit value for Your selected Sub-Account(s) as of the Annuity Commencement Date. This number of Annuity Units remains constant for the selected Sub-Account during the annuity payment period. For each subsequent payment the dollar amount of the Variable Annuity payment is determined by multiplying the specified number of Annuity Units by the Annuity Unit value.

If subsequent payment dates fall on a non-Valuation Day (weekend or holiday), the payment will be computed and payable as of the prior Valuation Day. If the day of the month elected does not occur in a given month (29th, 30th, or 31st), the payments will be computed and payable as of the last Valuation Day of the month.

Variable annuity payments under the Sixth Option with periods of 10 years or greater are available at any time and periods of 5 to 10 years are available on or after the second Contract Anniversary.

FIXED DOLLAR ANNUITY PAYMENTS - A fixed dollar annuity is an annuity with payments that remain level as to dollar amount throughout the payment period. A fixed dollar annuity is available on or after the second Contract Anniversary. If You elect a fixed dollar annuity payment, the payment will be based on current rates.

COMBINATION FIXED DOLLAR AND VARIABLE ANNUITY PAYMENTS - A combination fixed dollar and variable annuity payments is available on or after the second Contract Anniversary.

MINIMUM PAYMENT

The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

NCDSC03-14/15                  Page 14                        PRINTED IN U.S.A.
                                                                     B691R0.FRM

ANNUITY OPTIONS

FIRST OPTION - Life Annuity - An annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant. There is no Death Benefit payable to the Beneficiary under this Option.

SECOND OPTION - Life Annuity With a Cash Refund - An annuity payable during the lifetime of the Annuitant. At the death of the Annuitant, any remaining value will be paid to the Beneficiary. The remaining value equals the Contract Value, less Premium Tax, minus the sum of all annuity payments made. This option is only available for fixed dollar annuity payments.

THIRD OPTION - Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and for as long as the Annuitant is living. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

FOURTH OPTION - Joint and Last Survivor Life Annuity - An annuity payable during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. Payments will cease with the last payment prior to the death of the survivor.

FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain - An annuity payable for a specified number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this annuity option, the Contract Owner may elect reduced payments over the remaining lifetime of the survivor. If at the death of the survivor, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, We will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SIXTH OPTION - Payment for a Period Certain - An annuity payable for a specified number of years. If at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary. The Beneficiary may elect to receive the present value of the remaining payments in one sum. To calculate the present value for fixed dollar annuity payments We will use an interest rate We determine at Our discretion. To calculate the present value of variable annuity payments, we will use the AIR elected by the Contract Owner when this annuity option was selected and the Annuity Unit value on the date of receipt of Due Proof of Death.

SEVENTH OPTION - Annuity Proceeds Settlement Option - Proceeds from the Death Benefit can be left with Us for a period not to exceed five years from the date of the Contract Owner's or the Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the Sub-Account(s) to which they were allocated at the time of death unless the Beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time. In the event of withdrawals, the remaining value will equal the Contract Value of the proceeds left with Us, minus any withdrawals.

NCDSC03-14/15                  Page 15                        PRINTED IN U.S.A.
                                                                     B692R0.FRM

ANNUITY TABLES

DESCRIPTION OF TABLES

The attached tables show the actual first monthly payment for each $1,000 applied to variable annuity payments. Under the First, Second and Third Options, the amount of each payment will depend upon the age and gender of the Annuitant at the time the first payment is due. Under the Fourth and Fifth Options, the amount of the first payment will depend upon the gender of both Annuitants and their ages at the time the first payment is due.

Gender will not be used to determine the amount of the annuity payable if this contract is issued to qualify under certain sections of the Internal Revenue Code. If gender is used to determine the amount of annuity payable, the annuity tables at the end of this contract will provide rates of payment for male Annuitants and female Annuitants.

The variable payment annuity tables for the First through Fifth Options are based on the [1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G and the Assumed Investment Return]. The table for the Sixth Option is based on an Assumed Investment Return.

The annuity tables for the First through Fifth variable annuity Options are age dependent. For annuity payments beginning after 2000, the amount of the first payment will be based on an age a specified number of years younger than the annuitant's then-attained age. The age setback is as follows:

                    DATE OF FIRST PAYMENT           AGE SETBACK
                         [Prior to 2005               2 years
                          2005 - 2014                 3 years
                          2015 - 2019                 4 years
                          2020 - 2029                 5 years
                          2030 - 2039                 6 years
                          2040 or later               7 years]

NCDSC03-16/17                  Page 16                        PRINTED IN U.S.A.
                                                                     B693R0.FRM

      (THIS PAGE INTENTIONALLY LEFT BLANK FOR OVERFLOW FROM PREVIOUS PAGE.)

NCDSC03-16/17                  Page 17                        PRINTED IN U.S.A.
                                                                     B694R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [3%] ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                   MALE PAYEE                                                    FEMALE PAYEE
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED
  AGE       NONE              120             180             240           NONE              120            180              240
-------- --------------- --------------- -------------- ---------------- --------------- -------------- --------------- ----------
 [35       $3.35           $3.35          $3.34            $3.33           $3.18          $3.18           $3.18           $3.17
  40        3.54            3.53           3.52             3.50            3.33           3.33            3.32            3.31
  45        3.78            3.76           3.74             3.71            3.52           3.51            3.50            3.49
  50        4.08            4.05           4.01             3.95            3.76           3.75            3.73            3.70
  51        4.15            4.12           4.07             4.01            3.81           3.80            3.78            3.75
  52        4.23            4.19           4.14             4.06            3.87           3.86            3.84            3.80
  53        4.30            4.26           4.20             4.12            3.93           3.92            3.89            3.85
  54        4.38            4.34           4.27             4.18            4.00           3.98            3.95            3.91
  55        4.47            4.42           4.35             4.24            4.07           4.04            4.01            3.96
  56        4.56            4.50           4.42             4.30            4.14           4.11            4.08            4.02
  57        4.66            4.59           4.50             4.37            4.22           4.19            4.15            4.08
  58        4.76            4.68           4.58             4.43            4.30           4.26            4.22            4.15
  59        4.87            4.78           4.67             4.50            4.38           4.35            4.29            4.21
  60        4.98            4.89           4.76             4.56            4.47           4.43            4.37            4.28
  61        5.11            5.00           4.85             4.63            4.57           4.52            4.45            4.35
  62        5.24            5.11           4.94             4.69            4.67           4.62            4.54            4.42
  63        5.38            5.23           5.04             4.76            4.78           4.72            4.63            4.49
  64        5.54            5.36           5.13             4.83            4.90           4.83            4.72            4.56
  65        5.70            5.50           5.23             4.89            5.03           4.94            4.82            4.63
  66        5.87            5.63           5.34             4.95            5.16           5.06            4.92            4.70
  67        6.06            5.78           5.44             5.01            5.30           5.19            5.02            4.78
  68        6.25            5.93           5.54             5.07            5.45           5.32            5.13            4.85
  69        6.46            6.08           5.64             5.12            5.62           5.46            5.24            4.92
  70        6.69            6.24           5.74             5.17            5.80           5.61            5.35            4.98
  75        8.05            7.10           6.21             5.36            6.92           6.46            5.91            5.26
  80        9.97            7.97           6.56             5.47            8.57           7.45            6.39           5.42]

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $3.04    $3.11    $3.16    $3.21   $3.25    $3.28    $3.30    $3.32    $3.33   $3.34    $3.34    $3.35
    40       3.08     3.16     3.24     3.31    3.37     3.42     3.46     3.49     3.51    3.52     3.53     3.53
    45       3.11     3.21     3.31     3.41    3.50     3.58     3.64     3.69     3.72    3.74     3.76     3.77
    50       3.13     3.25     3.37     3.50    3.62     3.74     3.84     3.92     3.98    4.02     4.05     4.06
    55       3.15     3.27     3.41     3.57    3.74     3.90     4.06     4.19     4.29    4.36     4.41     4.43
    60       3.16     3.29     3.45     3.63    3.84     4.06     4.28     4.48     4.65    4.78     4.87     4.92
    65       3.17     3.31     3.47     3.67    3.91     4.19     4.48     4.78     5.06    5.29     5.46     5.56
    70       3.17     3.32     3.49     3.71    3.97     4.29     4.66     5.07     5.49    5.88     6.18     6.39
    75       3.18     3.32     3.50     3.73    4.01     4.36     4.79     5.31     5.90    6.49     7.02     7.42
    80       3.18     3.33     3.51     3.74    4.03     4.40     4.88     5.49     6.24    7.08     7.92     8.63
    85       3.18     3.33     3.51     3.75    4.05     4.43     4.94     5.62     6.50    7.58     8.78     9.92
    90       3.18     3.33     3.52     3.75    4.05     4.45     4.98     5.70     6.68    7.96     9.52    11.18]

NCDSC03SXD3                    Page 18                        PRINTED IN U.S.A.
                                                                     B695R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [3%] ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $3.04    $3.11    $3.16    $3.21   $3.25    $3.28    $3.30    $3.32    $3.33   $3.34    $3.34    $3.34
    40       3.08     3.16     3.24     3.31    3.37     3.42     3.46     3.49     3.51    3.52     3.53     3.53
    45       3.11     3.21     3.31     3.41    3.50     3.58     3.64     3.69     3.72    3.74     3.75     3.76
    50       3.13     3.25     3.37     3.50    3.62     3.74     3.84     3.92     3.97    4.01     4.03     4.05
    55       3.15     3.27     3.41     3.57    3.74     3.90     4.05     4.18     4.28    4.35     4.39     4.40
    60       3.16     3.29     3.45     3.63    3.83     4.05     4.27     4.47     4.64    4.76     4.83     4.86
    65       3.17     3.31     3.47     3.67    3.91     4.18     4.48     4.77     5.04    5.24     5.38     5.45
    70       3.17     3.31     3.49     3.70    3.97     4.28     4.65     5.05     5.45    5.79     6.02     6.16
    75       3.18     3.32     3.50     3.72    4.00     4.35     4.77     5.27     5.82    6.32     6.71     6.94
    80       3.18     3.32     3.51     3.73    4.02     4.39     4.86     5.43     6.10    6.79     7.35     7.70
    85       3.18     3.33     3.51     3.74    4.04     4.41     4.90     5.53     6.30    7.12     7.85     8.33
    90       3.18     3.33     3.51     3.74    4.04     4.42     4.93     5.58     6.40    7.32     8.16     8.74]

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
            AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF             AMOUNT OF            AMOUNT OF
NO. OF       MONTHLY    OF        MONTHLY    OF        MONTHLY    OF        MONTHLY    NO. OF     MONTHLY   NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
   [5         $17.91      10       $9.61       15       $6.87       20        $5.51      25        $4.71      30        $4.18]
    6          15.14      11        8.86       16        6.53       21         5.32      26         4.59
    7          13.16      12        8.24       17        6.23       22         5.15      27         4.47
    8          11.68      13        7.71       18        5.96       23         4.99      28         4.37
    9          10.53      14        7.26       19        5.73       24         4.84      29         4.27

NCDSC03SXD3                    Page 19                        PRINTED IN U.S.A.
                                                                     B696R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [5%] ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

        ---------------------------------------------------------------------------------------------------------------------------
                                 MALE PAYEE                                                   FEMALE PAYEE
                         MONTHLY PAYMENTS GUARANTEED                                  MONTHLY PAYMENTS GUARANTEED
  AGE      NONE         120          180         240     CASH REFUND     NONE         120         180         240      CASH REFUND
-----------------------------------------------------------------------------------------------------------------------------------
 [35       $4.63       $4.62       $4.61       $4.60       $4.60         $4.48       $4.48      $4.47       $4.47         $4.46
  40        4.80        4.78        4.77        4.74        4.74          4.60        4.60       4.59        4.58          4.58
  45        5.02        4.99        4.96        4.91        4.92          4.77        4.75       4.74        4.72          4.72
  50        5.30        5.25        5.20        5.13        5.16          4.98        4.96       4.94        4.90          4.91
  51        5.36        5.31        5.26        5.18        5.21          5.03        5.01       4.98        4.94          4.95
  52        5.43        5.38        5.31        5.23        5.27          5.08        5.06       5.03        4.99          5.00
  53        5.51        5.45        5.37        5.28        5.33          5.14        5.11       5.08        5.03          5.05
  54        5.58        5.52        5.44        5.33        5.39          5.20        5.17       5.13        5.08          5.10
  55        5.67        5.59        5.50        5.38        5.46          5.26        5.23       5.19        5.13          5.16
  56        5.75        5.67        5.57        5.44        5.53          5.33        5.29       5.25        5.18          5.21
  57        5.85        5.75        5.64        5.49        5.60          5.40        5.36       5.31        5.24          5.27
  58        5.95        5.84        5.72        5.55        5.68          5.48        5.43       5.37        5.29          5.34
  59        6.05        5.94        5.80        5.61        5.76          5.56        5.51       5.44        5.35          5.41
  60        6.17        6.04        5.88        5.67        5.85          5.65        5.59       5.51        5.41          5.48
  61        6.29        6.14        5.96        5.73        5.94          5.74        5.67       5.59        5.47          5.55
  62        6.42        6.25        6.05        5.78        6.04          5.84        5.76       5.67        5.53          5.63
  63        6.56        6.37        6.14        5.84        6.14          5.95        5.86       5.75        5.59          5.72
  64        6.71        6.49        6.23        5.90        6.24          6.06        5.96       5.84        5.66          5.81
  65        6.87        6.62        6.32        5.96        6.36          6.18        6.07       5.93        5.72          5.91
  66        7.05        6.75        6.41        6.01        6.47          6.31        6.18       6.02        5.79          6.01
  67        7.23        6.89        6.51        6.06        6.60          6.46        6.30       6.11        5.85          6.12
  68        7.43        7.03        6.60        6.11        6.73          6.61        6.43       6.21        5.92          6.23
  69        7.65        7.18        6.69        6.16        6.87          6.77        6.57       6.31        5.98          6.35
  70        7.87        7.33        6.79        6.21        7.01          6.95        6.71       6.42        6.04          6.48
  75        9.25        8.14        7.21        6.38        7.85          8.08        7.53       6.94        6.29          7.25
  80       11.20        8.97        7.53        6.47        8.92          9.75        8.47       7.37        6.43          8.27]

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $4.35    $4.40    $4.44    $4.48   $4.52    $4.55    $4.57    $4.59    $4.60   $4.61    $4.62    $4.63
    40       4.38     4.44     4.50     4.56    4.61     4.66     4.70     4.73     4.75    4.77     4.78     4.79
    45       4.41     4.48     4.56     4.64    4.72     4.79     4.85     4.90     4.94    4.97     4.99     5.00
    50       4.42     4.51     4.61     4.71    4.82     4.93     5.02     5.10     5.17    5.21     5.25     5.27
    55       4.44     4.54     4.65     4.78    4.92     5.07     5.21     5.34     5.45    5.53     5.58     5.62
    60       4.45     4.55     4.68     4.83    5.01     5.21     5.41     5.61     5.78    5.92     6.02     6.08
    65       4.46     4.57     4.71     4.88    5.09     5.33     5.60     5.89     6.17    6.40     6.58     6.70
    70       4.47     4.58     4.73     4.91    5.14     5.43     5.78     6.17     6.58    6.97     7.29     7.52
    75       4.47     4.59     4.74     4.94    5.19     5.51     5.91     6.41     6.98    7.57     8.11     8.53
    80       4.48     4.59     4.75     4.95    5.21     5.56     6.01     6.60     7.33    8.16     9.00     9.72
    85       4.48     4.60     4.76     4.96    5.23     5.60     6.08     6.73     7.60    8.66     9.86    11.01
    90       4.48     4.60     4.76     4.97    5.25     5.62     6.12     6.82     7.79    9.05    10.61    12.27]

NCDSC03SXD5                    Page 20                        PRINTED IN U.S.A.
                                                                     B697R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [5%] ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $4.35    $4.40    $4.44    $4.48   $4.52    $4.55    $4.57    $4.59    $4.60   $4.61    $4.62    $4.62
    40       4.38     4.44     4.50     4.56    4.61     4.66     4.70     4.73     4.75    4.77     4.78     4.78
    45       4.41     4.48     4.56     4.64    4.72     4.79     4.85     4.90     4.93    4.96     4.98     4.99
    50       4.42     4.51     4.61     4.71    4.82     4.93     5.02     5.10     5.16    5.20     5.23     5.24
    55       4.44     4.53     4.65     4.78    4.92     5.07     5.21     5.33     5.44    5.51     5.55     5.58
    60       4.45     4.55     4.68     4.83    5.01     5.20     5.41     5.60     5.76    5.89     5.97     6.01
    65       4.46     4.57     4.71     4.88    5.08     5.33     5.60     5.88     6.14    6.35     6.49     6.57
    70       4.47     4.58     4.73     4.91    5.14     5.42     5.76     6.14     6.52    6.86     7.10     7.24
    75       4.47     4.59     4.74     4.93    5.18     5.49     5.89     6.36     6.88    7.37     7.75     7.98
    80       4.47     4.59     4.75     4.95    5.20     5.54     5.97     6.52     7.16    7.82     8.36     8.70
    85       4.48     4.60     4.75     4.95    5.22     5.57     6.03     6.62     7.35    8.14     8.83     9.29
    90       4.48     4.60     4.75     4.96    5.23     5.58     6.05     6.68     7.46    8.34     9.13     9.68]

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
            AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF             AMOUNT OF            AMOUNT OF
NO. OF       MONTHLY    OF        MONTHLY    OF        MONTHLY    OF        MONTHLY    NO. OF     MONTHLY   NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
   [5         $18.74      10      $10.51       15       $7.82       20        $6.51      25        $5.76      30        $5.28]
    6          15.99      11        9.77       16        7.49       21         6.33      26         5.65
    7          14.02      12        9.16       17        7.20       22         6.17      27         5.54
    8          12.56      13        8.64       18        6.94       23         6.02      28         5.45
    9          11.42      14        8.20       19        6.71       24         5.88      29         5.36

NCDSC03SXD5                    Page 21                        PRINTED IN U.S.A.
                                                                     B698R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [6%] ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                   MALE PAYEE                                                    FEMALE PAYEE
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED
  AGE       NONE              120             180             240           NONE              120            180             240
-------- --------------- --------------- -------------- ---------------- --------------- -------------- --------------- ----------
  [35      $5.31           $5.30          $5.29            $5.27           $5.17          $5.17           $5.16           $5.15
  40        5.46            5.45           5.43             5.40            5.28           5.27            5.26            5.25
  45        5.67            5.64           5.60             5.56            5.43           5.42            5.40            5.38
  50        5.94            5.89           5.83             5.75            5.63           5.60            5.58            5.54
  51        6.00            5.94           5.88             5.80            5.67           5.65            5.62            5.58
  52        6.07            6.00           5.93             5.84            5.72           5.70            5.66            5.62
  53        6.14            6.07           5.99             5.89            5.78           5.75            5.71            5.66
  54        6.22            6.14           6.05             5.94            5.84           5.80            5.76            5.70
  55        6.30            6.21           6.11             5.99            5.90           5.86            5.81            5.75
  56        6.38            6.28           6.18             6.04            5.96           5.92            5.87            5.80
  57        6.47            6.36           6.24             6.09            6.03           5.98            5.92            5.85
  58        6.57            6.45           6.32             6.14            6.10           6.05            5.98            5.90
  59        6.67            6.54           6.39             6.19            6.18           6.12            6.05            5.95
  60        6.78            6.64           6.47             6.25            6.27           6.20            6.12            6.01
  61        6.90            6.74           6.55             6.30            6.36           6.28            6.19            6.06
  62        7.03            6.84           6.63             6.36            6.46           6.37            6.26            6.12
  63        7.17            6.96           6.71             6.41            6.56           6.46            6.34            6.18
  64        7.32            7.07           6.80             6.47            6.67           6.56            6.42            6.24
  65        7.48            7.20           6.88             6.52            6.79           6.66            6.51            6.30
  66        7.66            7.33           6.97             6.57            6.92           6.77            6.59            6.36
  67        7.84            7.46           7.06             6.62            7.06           6.89            6.69            6.42
  68        8.04            7.60           7.15             6.67            7.21           7.01            6.78            6.48
  69        8.25            7.74           7.24             6.71            7.37           7.14            6.88            6.54
  70        8.48            7.89           7.33             6.75            7.54           7.28            6.97            6.59
  75        9.86            8.68           7.73             6.91            8.67           8.08            7.47            6.83
  80       11.81            9.47           8.04             7.00           10.35           8.99            7.89            6.96]

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                   AGE OF FEMALE
   OF
   MALE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $5.05    $5.09    $5.13    $5.16   $5.19    $5.22    $5.25    $5.27    $5.28   $5.29    $5.30    $5.30
    40       5.08     5.13     5.18     5.23    5.28     5.32     5.36     5.39     5.41    5.43     5.45     5.45
    45       5.10     5.16     5.23     5.30    5.37     5.43     5.49     5.54     5.58    5.61     5.64     5.65
    50       5.11     5.19     5.27     5.36    5.46     5.56     5.65     5.73     5.80    5.85     5.88     5.91
    55       5.13     5.21     5.31     5.42    5.55     5.69     5.82     5.95     6.06    6.14     6.20     6.24
    60       5.14     5.23     5.34     5.48    5.64     5.82     6.01     6.20     6.37    6.52     6.62     6.69
    65       5.15     5.24     5.36     5.52    5.71     5.94     6.20     6.47     6.75    6.99     7.17     7.30
    70       5.16     5.26     5.38     5.55    5.77     6.04     6.36     6.74     7.15    7.54     7.86     8.10
    75       5.16     5.26     5.40     5.58    5.81     6.11     6.50     6.98     7.54    8.13     8.67     9.10
    80       5.17     5.27     5.41     5.60    5.84     6.17     6.60     7.17     7.89    8.71     9.55    10.28
    85       5.17     5.27     5.42     5.61    5.86     6.21     6.68     7.31     8.16    9.22    10.41    11.56
    90       5.17     5.28     5.42     5.61    5.88     6.23     6.72     7.40     8.36    9.62    11.16    12.81]

NCDSC03SXD6                    Page 22                        PRINTED IN U.S.A.
                                                                     B699R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [6%] ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                   AGE OF FEMALE
   OF

   MALE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $5.05    $5.09    $5.13    $5.16   $5.19    $5.22    $5.25    $5.26    $5.28   $5.29    $5.30    $5.30
    40       5.08     5.13     5.18     5.23    5.28     5.32     5.36     5.39     5.41    5.43     5.44     5.44
    45       5.10     5.16     5.23     5.30    5.37     5.43     5.49     5.54     5.58    5.61     5.62     5.63
    50       5.11     5.19     5.27     5.36    5.46     5.56     5.65     5.72     5.79    5.83     5.86     5.88
    55       5.13     5.21     5.31     5.42    5.55     5.69     5.82     5.94     6.04    6.12     6.17     6.19
    60       5.14     5.23     5.34     5.47    5.63     5.82     6.01     6.19     6.36    6.48     6.56     6.61
    65       5.15     5.24     5.36     5.52    5.71     5.93     6.19     6.46     6.71    6.92     7.07     7.14
    70       5.16     5.25     5.38     5.55    5.76     6.03     6.35     6.71     7.08    7.42     7.66     7.79
    75       5.16     5.26     5.40     5.57    5.80     6.10     6.47     6.93     7.43    7.91     8.29     8.51
    80       5.17     5.27     5.41     5.59    5.83     6.15     6.56     7.09     7.71    8.35     8.88     9.21
    85       5.17     5.27     5.41     5.60    5.84     6.17     6.62     7.19     7.90    8.67     9.34     9.78
    90       5.17     5.27     5.41     5.60    5.85     6.19     6.64     7.25     8.01    8.86     9.63    10.16]

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
            AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF             AMOUNT OF            AMOUNT OF
NO. OF       MONTHLY    OF        MONTHLY    OF        MONTHLY    OF        MONTHLY    NO. OF     MONTHLY   NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
   [5         $19.17      10      $10.97       15       $8.31       20        $7.04      25        $6.32      30        $5.87]
    6          16.42      11       10.24       16        7.99       21         6.86      26         6.21
    7          14.46      12        9.63       17        7.71       22         6.70      27         6.11
    8          13.00      13        9.12       18        7.46       23         6.56      28         6.02
    9          11.87      14        8.69       19        7.24       24         6.43      29         5.94

NCDSC03SXD6                    Page 23                        PRINTED IN U.S.A.
                                                                     B700R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [3%] ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. The second and subsequent annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

----------------- ---------------------------------------------------------------
                                   MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
----------------- --------------- --------------- --------------- ---------------
      [35             $3.27           $3.26           $3.26           $3.25
       40              3.44            3.43            3.42            3.41
       45              3.65            3.64            3.62            3.60
       50              3.92            3.90            3.87            3.83
       51              3.98            3.96            3.93            3.88
       52              4.05            4.02            3.99            3.93
       53              4.12            4.09            4.05            3.99
       54              4.19            4.16            4.11            4.05
       55              4.27            4.23            4.18            4.11
       56              4.35            4.31            4.25            4.17
       57              4.44            4.39            4.33            4.23
       58              4.53            4.47            4.40            4.29
       59              4.62            4.56            4.48            4.36
       60              4.73            4.66            4.57            4.43
       61              4.84            4.76            4.65            4.49
       62              4.95            4.87            4.74            4.56
       63              5.08            4.98            4.84            4.63
       64              5.21            5.09            4.93            4.70
       65              5.36            5.22            5.03            4.77
       66              5.51            5.35            5.13            4.83
       67              5.67            5.48            5.24            4.90
       68              5.85            5.63            5.34            4.96
       69              6.03            5.77            5.45            5.03
       70              6.23            5.93            5.55            5.08
       75              7.47            6.79            6.07            5.32
       80              9.25            7.72           6.48             5.45]

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                              AGE OF SECOND PAYEE
  FIRST
  PAYEE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35     $3.05    $3.10    $3.14    $3.18    $3.21   $3.22    $3.24    $3.25    $3.26   $3.26    $3.26    $3.27
    40       3.10     3.17     3.23    3.29     3.33     3.36     3.39     3.41    3.42     3.43     3.43     3.43
    45       3.14     3.23     3.32    3.40     3.47     3.52     3.56     3.59    3.62     3.63     3.64     3.64
    50       3.18     3.29     3.40    3.51     3.61     3.70     3.77     3.82    3.86     3.88     3.90     3.91
    55       3.21     3.33     3.47    3.61     3.76     3.89     4.00     4.09    4.16     4.20     4.23     4.25
    60       3.22     3.36     3.52    3.70     3.89     4.08     4.25     4.40    4.52     4.60     4.65     4.69
    65       3.24     3.39     3.56    3.77     4.00     4.25     4.51     4.75    4.95     5.10     5.21     5.27
    70       3.25     3.41     3.59    3.82     4.09     4.40     4.75     5.11    5.44     5.71     5.92     6.05
    75       3.26     3.42     3.62    3.86     4.16     4.52     4.95     5.44    5.94     6.41     6.79     7.06
    80       3.26     3.43     3.63    3.88     4.20     4.60     5.10     5.71    6.41     7.13     7.79     8.32
    85       3.26     3.43     3.64    3.90     4.23     4.65     5.21     5.92    6.79     7.79     8.83     9.76
    90       3.2 7    3.43     3.64    3.91     4.25     4.69     5.27     6.05    7.06     8.32     9.76    11.22]

NCDSC03UST3                    Page 18                        PRINTED IN U.S.A.
                                                                     B701R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [3%] ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                              AGE OF SECOND PAYEE
  FIRST
  PAYEE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $3.05    $3.10    $3.14    $3.18    $3.21   $3.22    $3.24    $3.25    $3.26   $3.26    $3.26    $3.26
    40       3.10     3.17     3.23    3.29     3.33     3.36     3.39     3.40    3.42     3.42     3.43     3.43
    45       3.14     3.23     3.32    3.40     3.47     3.52     3.56     3.59    3.61     3.63     3.63     3.64
    50       3.18     3.29     3.40    3.51     3.61     3.70     3.77     3.82    3.85     3.88     3.89     3.90
    55       3.21     3.33     3.47    3.61     3.76     3.89     4.00     4.09    4.15     4.19     4.21     4.22
    60       3.22     3.36     3.52    3.70     3.89     4.08     4.25     4.40    4.51     4.58     4.62     4.65
    65       3.24     3.39     3.56    3.77     4.00     4.25     4.50     4.74    4.93     5.06     5.15     5.19
    70       3.25     3.40     3.59    3.82     4.09     4.40     4.74     5.08    5.39     5.63     5.79     5.88
    75       3.26     3.42     3.61    3.85     4.15     4.51     4.93     5.39    5.85     6.25     6.52     6.68
    80       3.26     3.42     3.63    3.88     4.19     4.58     5.06     5.63    6.25     6.82     7.26     7.53
    85       3.26     3.43     3.63    3.89     4.21     4.62     5.15     5.79    6.52     7.26     7.87     8.26
    90       3.26     3.43     3.64    3.90     4.22     4.65     5.19     5.88    6.68     7.53     8.26     8.76]

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
            AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF             AMOUNT OF            AMOUNT OF
NO. OF       MONTHLY    OF        MONTHLY    OF        MONTHLY    OF        MONTHLY    NO. OF     MONTHLY   NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
   [5         $17.91      10       $9.61       15       $6.87       20        $5.51      25        $4.71      30        $4.18]
    6          15.14      11        8.86       16        6.53       21         5.32      26         4.59
    7          13.16      12        8.24       17        6.23       22         5.15      27         4.47
    8          11.68      13        7.71       18        5.96       23         4.99      28         4.37
    9          10.53      14        7.26       19        5.73       24         4.84      29         4.27

NCDSC03UST3                    Page 19                        PRINTED IN U.S.A.
                                                                      B702R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [5%] ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST, SECOND, AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

----------------------------------------------------------------------
                         MONTHLY PAYMENTS GUARANTEED
  AGE      NONE         120          180         240     CASH REFUND
----------------------------------------------------------------------
  [35      $4.56       $4.55        $4.54       $4.53      $4.53
  40        4.70        4.69         4.68        4.66       4.66
  45        4.89        4.87         4.85        4.82       4.82
  50        5.14        5.11         5.07        5.02       5.03
  51        5.20        5.16         5.12        5.06       5.08
  52        5.26        5.22         5.17        5.11       5.13
  53        5.32        5.28         5.23        5.16       5.19
  54        5.39        5.34         5.29        5.21       5.25
  55        5.46        5.41         5.35        5.26       5.31
  56        5.54        5.48         5.41        5.31       5.37
  57        5.62        5.56         5.48        5.37       5.44
  58        5.71        5.64         5.55        5.43       5.51
  59        5.81        5.72         5.62        5.48       5.58
  60        5.91        5.81         5.70        5.54       5.66
  61        6.01        5.91         5.78        5.60       5.75
  62        6.13        6.01         5.86        5.66       5.83
  63        6.25        6.11         5.95        5.72       5.93
  64        6.38        6.23         6.04        5.79       6.03
  65        6.52        6.34         6.13        5.85       6.13
  66        6.68        6.47         6.22        5.91       6.24
  67        6.84        6.60         6.32        5.97       6.35
  68        7.01        6.73         6.41        6.02       6.48
  69        7.20        6.88         6.51        6.08       6.61
  70        7.40        7.02         6.61        6.13       6.74
  75        8.65        7.84         7.08        6.34       7.54
  80       10.45        8.73         7.46        6.45       8.59]

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                              AGE OF SECOND PAYEE
  FIRST
  PAYEE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $4.36    $4.40    $4.43    $4.46   $4.48    $4.50    $4.52    $4.53    $4.54   $4.55    $4.55    $4.55
    40       4.40     4.45     4.50     4.54    4.58     4.61     4.64     4.66     4.67    4.68     4.69     4.70
    45       4.43     4.50     4.57     4.63    4.69     4.74     4.79     4.82     4.84    4.86     4.87     4.88
    50       4.46     4.54     4.63     4.73    4.81     4.89     4.96     5.02     5.06    5.09     5.11     5.12
    55       4.48     4.58     4.69     4.81    4.94     5.06     5.17     5.26     5.33    5.38     5.41     5.43
    60       4.50     4.61     4.74     4.89    5.06     5.23     5.39     5.54     5.66    5.75     5.81     5.85
    65       4.52     4.64     4.79     4.96    5.17     5.39     5.63     5.86     6.07    6.23     6.34     6.42
    70       4.53     4.66     4.82     5.02    5.26     5.54     5.86     6.20     6.53    6.81     7.03     7.18
    75       4.54     4.67     4.84     5.06    5.33     5.66     6.07     6.53     7.02    7.49     7.88     8.17
    80       4.55     4.68     4.86     5.09    5.38     5.75     6.23     6.81     7.49    8.20     8.87     9.41
    85       4.55     4.69     4.87     5.11    5.41     5.81     6.34     7.03     7.88    8.87     9.90    10.85
    90       4.55     4.70     4.88     5.12    5.43     5.85     6.42     7.18     8.17    9.41    10.85    12.30]

NCDSC03UST5                    Page 20                        PRINTED IN U.S.A.
                                                                     B703R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [5%] ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                              AGE OF SECOND PAYEE
  FIRST
  PAYEE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35      $4.36    $4.40    $4.43    $4.46   $4.48    $4.50    $4.52    $4.53    $4.54   $4.55    $4.55    $4.55
    40       4.40     4.45     4.50     4.54    4.58     4.61     4.64     4.66     4.67    4.68     4.69     4.69
    45       4.43     4.50     4.57     4.63    4.69     4.74     4.78     4.82     4.84    4.86     4.87     4.87
    50       4.46     4.54     4.63     4.73    4.81     4.89     4.96     5.01     5.05    5.08     5.09     5.10
    55       4.48     4.58     4.69     4.81    4.94     5.06     5.16     5.25     5.32    5.36     5.39     5.40
    60       4.50     4.61     4.74     4.89    5.06     5.22     5.39     5.53     5.64    5.72     5.77     5.80
    65       4.52     4.64     4.78     4.96    5.16     5.39     5.62     5.85     6.04    6.18     6.27     6.31
    70       4.53     4.66     4.82     5.01    5.25     5.53     5.85     6.17     6.47    6.71     6.88     6.97
    75       4.54     4.67     4.84     5.05    5.32     5.64     6.04     6.47     6.91    7.30     7.57     7.74
    80       4.55     4.68     4.86     5.08    5.36     5.72     6.18     6.71     7.30    7.85     8.27     8.54]
    85       4.55     4.69     4.87     5.09    5.39     5.77     6.27     6.88     7.57    8.27     8.85     9.23
    90       4.55     4.69     4.87     5.10    5.40     5.80     6.31     6.97     7.74    8.54     9.23     9.70

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
            AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF             AMOUNT OF            AMOUNT OF
NO. OF       MONTHLY    OF        MONTHLY    OF        MONTHLY    OF        MONTHLY    NO. OF     MONTHLY   NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
   [5         $18.74      10      $10.51       15       $7.82       20        $6.51      25        $5.76      30        $5.28]
    6          15.99      11        9.77       16        7.49       21         6.33      26         5.65
    7          14.02      12        9.16       17        7.20       22         6.17      27         5.54
    8          12.56      13        8.64       18        6.94       23         6.02      28         5.45
    9          11.42      14        8.20       19        6.71       24         5.88      29         5.36

NCDSC03UST5                    Page 21                        PRINTED IN U.S.A.
                                                                     B704R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [6%] ASSUMED INVESTMENT RETURN
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Second and subsequent Annuity payments under a variable annuity are based on the investment experience of a Separate Account and are not guaranteed as to fixed dollar amount. Payments for any available Annuity Payment Frequency, Period Certain, age, or combination of ages not shown will be quoted upon request.

FIRST AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

----------------- ---------------------------------------------------------------
                                   MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
----------------- --------------- --------------- --------------- ---------------
      [35             $5.24           $5.23           $5.23           $5.21
       40              5.37            5.36            5.35            5.33
       45              5.55            5.53            5.50            5.47
       50              5.78            5.75            5.70            5.65
       51              5.84            5.80            5.75            5.69
       52              5.90            5.85            5.80            5.73
       53              5.96            5.91            5.85            5.78
       54              6.03            5.97            5.91            5.82
       55              6.10            6.03            5.96            5.87
       56              6.17            6.10            6.02            5.92
       57              6.25            6.17            6.09            5.97
       58              6.33            6.25            6.15            6.02
       59              6.43            6.33            6.22            6.08
       60              6.52            6.42            6.30            6.13
       61              6.63            6.51            6.37            6.19
       62              6.74            6.61            6.45            6.25
       63              6.86            6.71            6.53            6.30
       64              6.99            6.82            6.61            6.36
       65              7.13            6.93            6.70            6.42
       66              7.28            7.05            6.79            6.47
       67              7.44            7.18            6.88            6.53
       68              7.62            7.31            6.97            6.58
       69              7.80            7.45            7.07            6.63
       70              8.00            7.59            7.16            6.68
       75              9.25            8.39            7.61            6.88
       80             11.06            9.24           7.97             6.98]

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

  AGE OF                                              AGE OF SECOND PAYEE
  FIRST
  PAYEE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   [35     $5.06    $5.09    $5.12    $5.14    $5.17   $5.19    $5.20    $5.21    $5.22   $5.23    $5.23    $5.24
    40      5.09     5.13     5.17     5.21    5.25     5.28     5.31     5.33     5.34    5.35     5.36     5.37
    45      5.12     5.17     5.23     5.29    5.35     5.40     5.44     5.47     5.50    5.52     5.53     5.54
    50      5.14     5.21     5.29     5.37    5.45     5.53     5.60     5.65     5.69    5.72     5.75     5.76
    55      5.17     5.25     5.35     5.45    5.57     5.68     5.78     5.87     5.94    6.00     6.04     6.06
    60      5.19     5.28     5.40     5.53    5.68     5.84     6.00     6.14     6.26    6.35     6.42     6.46
    65      5.20     5.31     5.44     5.60    5.78     6.00     6.22     6.45     6.65    6.81     6.93     7.01
    70      5.21     5.33     5.47     5.65    5.87     6.14     6.45     6.78     7.10    7.38     7.60     7.76
    75      5.22     5.34     5.50     5.69    5.94     6.26     6.65     7.10     7.58    8.05     8.44     8.74
    80      5.23     5.35     5.52     5.72    6.00     6.35     6.81     7.38     8.05    8.75     9.42     9.97
    85      5.23     5.36     5.53     5.75    6.04     6.42     6.93     7.60     8.44    9.42    10.45    11.40
    90      5.24     5.37     5.54     5.76    6.06     6.46     7.01     7.76     8.74    9.97     11.40   12.85]

NCDSC03UST6                    Page 22                        PRINTED IN U.S.A.
                                                                     B705R0.FRM

                               ANNUITY TABLES FOR
                               VARIABLE PAYMENTS,
                    BASED ON A [6%] ASSUMED INVESTMENT RETURN
                                   (CONTINUED)

FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

  AGE OF                                              AGE OF SECOND PAYEE
  FIRST
  PAYEE       35      40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
    35     $5.06    $5.09    $5.12    $5.14    $5.17   $5.18    $5.20    $5.21    $5.22   $5.23    $5.23    $5.23
   [40      5.09     5.13     5.17     5.21    5.25     5.28     5.30     5.32     5.34    5.35     5.36     5.36
    45      5.12     5.17     5.23     5.29    5.35     5.39     5.43     5.47     5.49    5.51     5.52     5.52
    50      5.14     5.21     5.29     5.37    5.45     5.53     5.59     5.65     5.69    5.71     5.73     5.74
    55      5.17     5.25     5.35     5.45    5.57     5.68     5.78     5.87     5.93    5.98     6.01     6.02
    60      5.18     5.28     5.39     5.53    5.68     5.83     5.99     6.13     6.24    6.32     6.37     6.40
    65      5.20     5.30     5.43     5.59    5.78     5.99     6.21     6.43     6.62    6.76     6.85     6.90
    70      5.21     5.32     5.47     5.65    5.87     6.13     6.43     6.74     7.04    7.28     7.44     7.53
    75      5.22     5.34     5.49     5.69    5.93     6.24     6.62     7.04     7.46    7.84     8.12     8.28
    80      5.23     5.35     5.51     5.71    5.98     6.32     6.76     7.28     7.84    8.38     8.80     9.06]
    85      5.23     5.36     5.52     5.73    6.01     6.37     6.85     7.44     8.12    8.80     9.36     9.72
    90      5.23     5.36     5.52     5.74    6.02     6.40     6.90     7.53     8.28    9.06     9.72    10.18

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
            AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF   NO.      AMOUNT OF             AMOUNT OF            AMOUNT OF
NO. OF       MONTHLY    OF        MONTHLY    OF        MONTHLY    OF        MONTHLY    NO. OF     MONTHLY   NO. OF     MONTHLY
  YEARS      PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS   YEARS     PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- ----------- -------- -----------
  []5         $19.17      10      $10.97       15       $8.31       20        $7.04      25        $6.32      30        $5.87]
    6          16.42      11       10.24       16        7.99       21         6.86      26         6.21
    7          14.46      12        9.63       17        7.71       22         6.70      27         6.11
    8          13.00      13        9.12       18        7.46       23         6.56      28         6.02
    9          11.87      14        8.69       19        7.24       24         6.43      29         5.94

NCDSC03UST6                    Page 23                        PRINTED IN U.S.A.
                                                                     B706R0.FRM

                           INDIVIDUAL FLEXIBLE PREMIUM
                            VARIABLE ANNUITY CONTRACT

                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                  P.O. Box 2999
                        Hartford, Connecticut 06104-2999

                             ADMINISTRATIVE OFFICE:
                        Attn: Investment Product Services
                                  P.O. Box 5085
                             Hartford, CT 06102-5085

                                [HARTFORD LOGO]

LA-NCDSC03                                                    PRINTED IN U.S.A.
                                                                     B709R0.FRM

                                [HARTFORD LOGO]

                 [RETURN OF CONTRACT VALUE DEATH BENEFIT RIDER]

This rider is issued as part of the contract to which it is attached. The effective date of this rider is the same as the Contract Issue Date. This rider cannot be terminated either by the Contract Owner or the Company prior to the Annuity Commencement Date. Except where this rider provides otherwise, it is subject to all of the conditions and limitations of the contract.

In Your contract, the paragraph entitled "Death Benefit Before Annuity Commencement Date", the following is added:

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable before the Annuity Commencement Date is equal to the Contract Value.

If a spouse continues the contract under the "Spouse Beneficiary" provision of the contract, then the "date of receipt of Due Proof of Death" as used in this rider means the date of receipt of Due Proof of Death of the decedent that dies after the death.

RIDER CHARGE

The charge for this rider is included in the net investment factor as an optional rider charge. It is an annual charge of 0.00% that is deducted daily from the value of the Sub-Accounts until the Annuity Commencement Date, however, the Company reserves the right to assess a charge of up to [0.50%] for newly issued riders.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

         /s/ CHRISTINE HAYER REPASY            /s/ THOMAS M. MARRA

     Christine Hayer Repasy, SECRETARY      Thomas M. Marra, PRESIDENT

LA-VA03CVR                     Page 1 of 1                    PRINTED IN U.S.A.
                                                                     B810R0.FRM

                                [HARTFORD LOGO]

                       [EARNINGS PROTECTION BENEFIT RIDER]

This rider is issued as part of the Contract to which it is attached. The effective date of this rider is the date this rider is issued. This rider cannot be terminated either by the Contract Owner or the Company. Except where this rider provides otherwise, it is subject to all of the terms and conditions of the Contract.

In Your contract, the paragraph entitled "Death Benefit Before the Annuity Commencement Date", the following is added:

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

If both the Contract Owner(s) and Annuitant are age [80] or younger on the effective date of this rider, the value of the Earnings Protection Benefit is determined as follows:

The Contract Value as of the date of receipt of Due Proof of Death plus [40%] of the lesser of 1. or 2. below if both the Contract Owner(s) and Annuitant are age [69] or younger on the effective date of this rider, or [25%] of the lesser of
1. or 2. below if either the Contract Owner(s) or Annuitant is age [70] or older on the effective date of this rider.

1. The greater of zero or the following amount:
   A. the Contract Value as of the date of receipt of Due Proof of Death; less
   B. the Contract Value on the effective date of this rider plus premium payments received after the effective date of this rider; plus
   C. the sum of Adjustments for all partial surrenders which occur after the effective date of this rider.

2. [200%] of A. less B. below as follows:
   A. the Contract Value on the effective date of this rider, plus premium payments received after the effective date of this rider excluding payments received within 12 months of the date of death, less
   B. the sum of Adjustments for all partial surrenders which occur after the effective date of this rider.

The adjustment for each partial surrender which occurs after the effective date of this rider is equal to the greater of zero or the following amount:

1. the gross amount of the partial surrender; plus
2. the Contract Value on the effective date of this rider plus premium payments received after the effective date of this rider and prior to the partial surrender, less
3. the Contract Value on the Valuation Day immediately preceding the date of partial surrender; less
4. the sum of Adjustments for all prior partial surrenders which have occurred after the effective date of this rider.


LA-VA03EPB                    Page 1 of 2                     PRINTED IN U.S.A.
                                                                     B789R0.FRM

OWNERSHIP CHANGE - Upon a change in Contract Owner, where the new Owner is ineligible for this rider, the Death Benefit under this rider becomes null and void.

RIDER CHARGE

The charge for this rider is included in the net investment factor as an optional rider charge. It is an annual charge of [0.30%] that is deducted from the value of the Sub-Accounts until the Annuity Commencement Date.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

         /s/ CHRISTINE HAYER REPASY            /s/ THOMAS M. MARRA

     Christine Hayer Repasy, SECRETARY      Thomas M. Marra, PRESIDENT

LA-VA03EPB                     Page 2 of 2                    PRINTED IN U.S.A.
                                                                     B790R0.FRM

                                [HARTFORD LOGO]

                     [RETURN OF PREMIUM DEATH BENEFIT RIDER]

This rider is issued as part of the contract to which it is attached. The effective date of this rider is the same as the Contract Issue Date. This rider cannot be terminated either by the Contract Owner or the Company. Except where this rider provides otherwise, it is subject to all of the terms and conditions of the contract.

In Your contract, the paragraph entitled "Death Benefit Before the Annuity Commencement Date", the following is added:

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable before the Annuity Commencement Date is equal to the greater of the amounts determined in (A) or (B) below:
A. return of Premium Payments (defined below); or
B. the Contract Value at the date of receipt of Due Proof of Death.

PREMIUM PAYMENTS - All premium payments paid under the contract modified by Adjustments for Partial Surrenders and less any premium payments received within 12 months of the date of death.

ADJUSTMENTS FOR PARTIAL SURRENDERS are calculated as follows:

For cumulative partial surrenders during each Contract Year that are equal to or less than 10% of premium payments, the adjustment is the dollar amount of the partial surrender.

For any partial surrender that causes cumulative partial surrenders during the Contract Year to exceed 10% of premium payments, the adjustment is the dollar amount of the partial surrender that does not exceed 10% of premiums, and the adjustment for the remaining portion of the partial surrender is a factor applied to the portion of premium payments that exceed 10% of premium payments as follows:

1 - (A/(B-C )) where
A = partial surrenders during the Contract Year in excess of 10% of premium payments;
B = Contract Value immediately prior to the partial surrender; and C = 10% of premium payments less any partial surrenders during the Contract
    Year. If C results in a negative number, C becomes zero.

For partial surrenders during each Contract Year that are entirely in excess of 10% of premium payments, the adjustment is a factor applied to adjusted premium payments immediately before the surrender as follows:

1 - (A/B) where
A = partial surrenders during the Contract Year in excess of 10% of premium payments;
B = Contract Value immediately prior to the partial surrender.

No Death Benefit is payable under this rider if the contract is surrendered and the Contract Value is equal to zero.

LA-VAROP03           Page 1 of 2                              PRINTED IN U.S.A.
                                                                     B812R0.FRM

If a spouse continues the contract under the "Spouse Beneficiary" provision of the contract, then the "date of receipt of Due Proof of Death" as used in this rider means the date of receipt of Due Proof of Death of the decedent that dies after the death

OWNERSHIP CHANGE - Upon a change in Contract Owner, where the new Owner is ineligible for this rider, the Death Benefit set forth under this rider becomes null and void.

                                  RIDER CHARGE

The charge for this rider is included in the net investment factor as an optional rider charge. it is an annual charge of 0.00% that is deducted daily from the value of the Sub-Accounts until the Annuity Commencement Date, however, the Company reserves the right to assess a charge of up to [0.50%] for newly issued riders.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

         /s/ CHRISTINE HAYER REPASY            /s/ THOMAS M. MARRA

     Christine Hayer Repasy, SECRETARY      Thomas M. Marra, PRESIDENT

LA-VAROP03                   Page 2 of 2                      PRINTED IN U.S.A.
                                                                     B830R0.FRM

                                [HARTFORD LOGO]

  [EARNINGS PROTECTION BENEFIT / MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT RIDER]

This rider is issued as part of the contract to which it is attached. The effective date of this rider is the date this rider is issued. This rider cannot be terminated either by the Contract Owner or the Company. Except where this rider provides otherwise, it is subject to all of the terms and conditions of the contract.

In Your contract, the paragraph entitled "Death Benefit Before the Annuity Commencement Date", the following is added:

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable before the Annuity Commencement Date is equal to the greatest of the amounts determined in (A), (B) or (C) below:
     A. the EARNINGS PROTECTION BENEFIT value (defined below) at the date of receipt of Due Proof of Death;
     B. the MAXIMUM ANNIVERSARY VALUE (defined below); or
     C. PREMIUM PAYMENTS (defined below).

EARNINGS PROTECTION BENEFIT - if both the Contract Owner(s) and Annuitant are age [80] or younger on the effective date of this rider, the value of the Earnings Protection Benefit is determined as follows:

The Contract Value as of the date of receipt of Due Proof of Death plus [40%] of the lesser of 1. or 2. below if both the Contract Owner(s) and Annuitant are age [69] or younger on the effective date of this rider, or [25%] of the lesser of
1. or 2. below if either the Contract Owner(s) or Annuitant is age [70] or older on the effective date of this rider.

1. The greater of zero or the following amount:
   C. the Contract Value as of the date of receipt of Due Proof of Death; less
   D. the Contract Value on the effective date of this rider plus premium payments received after the effective date of this rider; plus
   E. the sum of adjustments for all partial surrenders which occur after the effective date of this rider.
2. [200%] of F. less G. below as follows:
   F. the Contract Value on the effective date of this rider, plus premium payments received after the effective date of this rider excluding payments received within 12 months of the date of death, less
   G. the sum of adjustments for all partial surrenders which occur after the effective date of this rider.

For the Earnings Protection Benefit, the adjustment for each partial surrender which occurs after the effective date of this rider is equal to the greater of zero or the following amount:
1. the gross amount of the partial surrender; plus
2. the Contract Value on the effective date of this rider plus premium payments received after the effective date of this rider and prior to the partial surrender, less
3. the Contract Value on the Valuation Day immediately preceding the date of partial surrender; less
4. the sum of adjustments for all prior partial surrenders which have occurred after the effective date of this rider.

MAXIMUM ANNIVERSARY VALUE - The highest attained Anniversary Value (defined below) prior to the earlier of the date of death or the decedent's 81st birthday.

ANNIVERSARY VALUE - We calculate an Anniversary Value for every Contract Anniversary. At the time of each Contract Anniversary, the Anniversary Value is equal to the Contract Value. Any time after each such Contract Anniversary, the Anniversary Value is restated to be equal to the Contract Value at the time of the Contract Anniversary, increased by the dollar amount of any premium payments received, and modified by Adjustments for Partial Surrenders since such Contract Anniversary.

LA-VAEPBMAV03                  Page 1 of 2                    PRINTED IN U.S.A.
                                                                     B785R0.FRM

PREMIUM PAYMENTS - All premium payments received under the contract modified by Adjustments for Partial Surrenders and less any premium payments received within 12 months of the date of death.

ADJUSTMENTS FOR PARTIAL SURRENDERS FOR MAXIMUM ANNIVERSARY VALUES AND PREMIUM PAYMENTS are calculated as follows: For cumulative partial surrenders during each Contract Year that are equal to or less than 10% of premium payments, the adjustment is the dollar amount of the partial surrender.

For any partial surrender that causes cumulative partial surrenders during the Contract Year to exceed 10% of premium payments, the adjustment is the dollar amount of the partial surrender that does not exceed 10% of premiums, and the adjustment for the remaining portion of the partial surrender is a factor. The factor for Adjustments for Partial Surrenders for the Maximum Anniversary Value is applied to the portion of Anniversary Values that exceed 10% of premium payments. The factor for Adjustments for Partial Surrenders for premium payments is applied to the portion of premium payments that exceed 10% of premium payments. The factor is as follows:
1 - (A/(B-C)) where
A = partial surrenders during the Contract Year in excess of 10% of premium payments;
B = Contract Value immediately prior to the partial surrender; and C = 10% of premium payments less any partial surrenders during the Contract
    Year. If C results in a negative number, C becomes zero.

For partial surrenders during each Contract Year that are entirely in excess of 10% of premium payments, the adjustment is a factor. The factor for Adjustments for Partial Surrenders for the Maximum Anniversary Value is applied to the adjusted Anniversary Value immediately before the surrender. The factor for Adjustments for Partial Surrenders for premium payments is applied to the adjusted premium payments immediately before the surrender. The factor is as follows:
1 - (A/B) where
A = partial surrenders during the Contract Year in excess of 10% of premium payments;
B = Contract Value immediately prior to the partial surrender.

No Death Benefit is payable under this rider if the contract is surrendered and the Contract Value is equal to zero.

If a spouse continues the contract under the "Spouse Beneficiary" provision of the contract, then the term "date of receipt of Due Proof of Death" as used in this rider means the date of receipt of Due Proof of Death of the decedent that dies after the death of the first spouse, and the Maximum Anniversary Value is the highest attained Anniversary Value after the date of death of the first spouse, and before the next decedent's date of death or 81st birthday, if earlier.

OWNERSHIP CHANGE - Upon a change in Contract Owner, where the new Owner is ineligible for this rider, the Death Benefit set forth under this rider becomes null and void.

RIDER CHARGE

The charge for this rider is included in the net investment factor as an optional rider charge. It is an annual charge of [0.50%] that is deducted daily from the value of the Sub-Accounts until the Annuity Commencement Date.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

         /s/ CHRISTINE HAYER REPASY            /s/ THOMAS M. MARRA

     Christine Hayer Repasy, SECRETARY      Thomas M. Marra, PRESIDENT

LA-VAEPBMAV03                  Page 2 of 2                    PRINTED IN U.S.A.
                                                                     B786R0.FRM

                                [HARTFORD LOGO]

                         [LOSS PROTECTION BENEFIT RIDER]

This rider is issued as part of the contract to which it is attached. The effective date of this rider is the same as the Contract Issue Date. This rider cannot be terminated either by the Contract Owner or the Company. Except where this rider provides otherwise, it is subject to all of the terms and conditions of the contract.

In Your contract, the paragraph entitled "Death Benefit Before the Annuity Commencement Date", the following is added:

DEATH BENEFIT BEFORE THE ANNUITY COMMENCEMENT DATE

The Death Benefit payable before the Annuity Commencement Date is equal to the greater of the amounts determined in (A) or (B) below:
A. the Contract Value at the date of receipt of Due Proof of Death; or
B. the lesser of (1) or (2) below:
   1. the Contract Value at the date of receipt of Due Proof of Death plus the Loss Protection Benefit (defined below); or
   2. the greater of Maximum Anniversary Value (defined below) or Premium Payments (defined below).

The LOSS PROTECTION BENEFIT (LPB) is equal to 25% of the greater of Maximum Anniversary Value (defined below) or Premiums Payments (defined below).

MAXIMUM ANNIVERSARY VALUE - The highest attained Anniversary Value (defined below) prior to the earlier of the date of death or the decedent's 81st birthday.

ANNIVERSARY VALUE - We calculate an Anniversary Value for every Contract Anniversary. At the time of each Contract Anniversary, the Anniversary Value is equal to the Contract Value. Any time after each such Contract Anniversary, the Anniversary Value is restated to be equal to the Contract Value at the time of the Contract Anniversary, increased by the dollar amount of any premium payments received, and modified by Adjustments for Partial Surrenders since such Contract Anniversary.

PREMIUM PAYMENTS - All premium payments received under the contract modified by Adjustments for Partial Surrenders and less any premium payments received within 12 months of the date of death.

ADJUSTMENTS FOR PARTIAL SURRENDERS ARE CALCULATED AS FOLLOWS:

For cumulative partial surrenders during each Contract Year that are equal to or less than 10% of premium payments, the adjustment is the dollar amount of the partial surrender.

For any partial surrender that causes cumulative partial surrenders during the Contract Year to exceed 10% of premium payments, the adjustment is the dollar amount of the partial surrender that does not exceed 10% of premiums, and the adjustment for the remaining portion of the partial surrender is a factor. The factor for Adjustments for Partial Surrenders for the Maximum Anniversary Value is applied to the portion of Anniversary Values that exceed 10% of premium payments. The factor for Adjustments for Partial Surrenders for premium payments is applied to the portion of premium payments that exceed 10% of premium payments.

LA-VALPB03                     Page 1 of 2                    PRINTED IN U.S.A.
                                                                     B801R0.FRM

The factor is as follows:

1 - (A/(B-C)) where
A = partial surrenders during the Contract Year in excess of 10% of premium payments;
B = Contract Value immediately prior to the partial surrender; and C = 10% of premium payments less any partial surrenders during the Contract
    Year. If C results in a negative number, C becomes zero.

For partial surrenders during each Contract Year that are entirely in excess of 10% of premium payments, the adjustment is a factor. The factor for Adjustments for Partial Surrenders for the Maximum Anniversary Value is applied to the adjusted Anniversary Value immediately before the surrender. The factor for Adjustments for Partial Surrenders for premium payments is applied to the adjusted premium payments immediately before the surrender.

The factor is as follows:

1 - (A/B) where
A = partial surrenders during the Contract Year in excess of 10% of premium payments;
B = Contract Value immediately prior to the partial surrender.

No Death Benefit is payable under this rider if the contract is surrendered and the Contract Value is equal to zero.

If a spouse continues the contract under the "Spouse Beneficiary" provision of the contract, then:

   1. The term "date of receipt of Due Proof of Death" as used in this rider means the date of receipt of Due Proof of Death of the decedent that dies after the death of the first spouse.
   2. The Maximum Anniversary Value is the highest attained Anniversary Value after the date of death of the first spouse, and before the next decedent's date of death or 81st birthday, if earlier.

RIDER CHARGE

The charge for this rider is included in the net investment factor as an optional rider charge. It is an annual charge of 0.00% that is deducted daily from the value of the Sub-Accounts until the Annuity Commencement Date, however, the Company reserves the right to assess a charge of up to [0.50%] for newly issued riders.

Signed for HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

         /s/ CHRISTINE HAYER REPASY             /s/ THOMAS M. MARRA

     Christine Hayer Repasy, SECRETARY      Thomas M. Marra, PRESIDENT

LA-VALPB03                     Page 2 of 2                    PRINTED IN U.S.A.
                                                                     B802R0.FRM